                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the registration statements of Loral Corporation and Subsidiaries on Form S-8 (File Nos. 2-78421, 2-91193, 33-7589, 33-14516, 33-23757, 33-37829, 33-55661 and 33-55675) and Form S-3 (File
Nos. 33-50407 and 33-53741) of our report dated May 11, 1995, which includes an explanatory paragraph regarding changes in methods of accounting for income taxes and postretirement benefits other than pensions as discussed in Notes 6 and 9 to the consolidated financial statements, on our audits of the consolidated financial statements of Loral Corporation and Subsidiaries as of March 31, 1995 and 1994, and for the years ended March 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

1301 Avenue of the Americas
New York, NY 10019
May 22, 1995